Exhibit 99

For Immediate Release	For Further Information:
Joseph Noss, Vice President, Marketing (330) 726-4600 Ext. 1137

First Place Bank Announces Regional President and President of Wealth Management Services

Warren, Ohio, July 15, 2003—First Place Financial Corp. (NASDAQ: FPFC) announces the hiring of Kenton A. Thompson as Regional President and President of Wealth Management Services of First Place Bank, the chief subsidiary of First Place Financial Corp., effective July 14, 2003.

Mr. Thompson’s primary responsibility will be the development and implementation of strategies for expansion into high-growth markets throughout the state of Ohio. The key services that these offices will provide are business financial services, which include commercial lending and treasury management services, mortgage and real estate lending and wealth management. Also, Mr. Thompson will be responsible for wealth management activities for the entire company, which include product and service development and integration of a sales platform.

Mr. Thompson has 25 years of experience in commercial and wealth management services. Prior to joining First Place Bank, he was President and Senior Managing Director — Private Banking and Investing, Key Trust Companies and Key Bank Life Insurance LTD. He was responsible for providing banking services, trust, asset management, brokerage, financial planning and insurance services to a nationwide client base. Prior to his wealth management role Mr. Thompson was responsible nationwide for commercial banking strategy and sales implementation for Key Bank.

“Mr. Thompson has an impressive track record of delivering bottom line results. His proven history and expertise will be a vital asset to our organization as we implement our niche strategy. Focusing on new growth markets we plan to deliver wealth management, real estate lending and specialized business financial services. This initiative should support the continuation of our strong growth trends into the future,” said Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp.

About First Place Financial Corp.

First Place Financial Corp, one of the country’s fastest growing companies, is a $1.5 billion financial service holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 24 retail locations and 12 loan production offices throughout the state of Ohio; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.net.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.